Barclays ETN+ Leveraged and Inverse Exchange Traded Notes Ticker Initial Leverage CINV Latest Participation Performance Since Inception Performance YTD BXUB 3 61.96 2.63 23.92% 21.70% BXUC 2 116.25 1.87 16.25% 14.81% BXDB -1 90.85 1.2 -9.15% -8.45% BXDC -2 54.66 2.65 -18.01% -16.79% BXD -3 36.56 4.45 -26.88% -25.25% Market Data Initial Index Level Current Index Level Performance Since Inception Performance YTD S&P 500 TR 1825.18 1981.84—8.58% 7.86% Performance Update 1 source: Bloomberg, As of November 30, 2010 Historical results are not indicative of future performance Free Writing Prospectus (To Prospectus dated August 31, 2010 and the Prospectus Supplement dated August 31, 2010) Filed Pursuant to Rule 433 Registration No. 333-169119 December 2, 2010 bflUb bflU¢ s&P 500 total return bfldb bfld¢ bfldd 60 $ 70 $ 80 $ 90 $ 100 $ 110 $ 120 $ 130 $ 140 17-nOV 1-dEC 15-dEC 29-dEC 12-JAN 26-JAN 9-FEB 23-FEB 9-mAR 23-mAR 6-aPR 20-aPR 4-mAY 18-mAY 1-JUN 15-JUN 29-JUN 13-JUL 27-JUL 10-aUG 24-aUG 7-sEP 21-sEP 5-oCT 19-oCT 2-nOV 16-nOV 30-nOV

Barclays etn+ Long notes linked TO THE S&P 500® TOTAL RETURN INDEX Note Details Ticker BXUB IIV Ticker BXUB.IV Closing Note Value BXUBRD.NV Participation BXUBPT.NV Financing Level BXUBFL.NV Index Exposure BXUBIX.NV Primary Exchange NYS E Arca CUSIP 06740H674 Financing Rate T-Bills2 +0.75% Inception Date November 17, 2009 Maturity Date November 20, 2014 Issue Price $50 Index S&P 500® Total Return IndexSM Stop Loss $103 Issuer Details Barclays Bank PLC long-term, unsecured obligations* S&P Rating AA-Moody’s Rating Aa3 *The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes. BXUB S&P 500 TOTAL RETURN 17-nOV 1-dEC 15-dEC 29-dEC 12-JAN 26-JAN 9-FEB 23-FEB 9-mAR 23-mAR 6-aPR 20-aPR 4-mAY 18-mAY 1-JUN 15-JUN 29-JUN 13-JUL 27-JUL 10-aUG 24-aUG 7-sEP 21-sEP 5-oCT 19-oCT 2-nOV 16-nOV 30-nOV 60 $70 $80 $90 $100 $110 $120 $130 $140 BXUB Performance Update Overview Barclays ETN+ Long B Leveraged Exchange Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time are linked to the S&P 500® Total Return IndexSM (the “Index”). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. Unless a stop loss3 termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the performance of the Index, less the accrued financing charges applied by Barclays Bank PLC. S&P 500® Total Return IndexSM The S&P 500® IndexSM is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return IndexSM is a total return Index that reflects both changes in the prices of stocks in the S&P 500® IndexSM as well as the reinvestment of the dividend income4 from its underlying stocks. Sources: Bloomberg 11/17/2009–11/30/2010 (based on daily Index levels) Past performance is not indicative of future results Key Features as of November 30, 2010 – BXUB Latest Participation6 = 2.63 Index at launch = 1,825.18 S&P 500® Total Return IndexSM and BXUB Historical Performance November 17, 2009–November 30, 2010 REDEMPTION VALUE $61.96 FINANCING LEVEL $100.91 INDEX EXPOSURE $162.87 $0 $25 $50 $75 $100 $125 $150 $175 1 A n investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement. 2 Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. “T-bills” refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City. 3 There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com. 4 Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends. 5 Source: Bloomberg, as of November 30, 2010. 6 The “participation” of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities. See Prospectus for definition of terms

BARCLAYS ETN+ Long NOTES LINKED TO THE S&P 500® TOTAL RETURN INDEX Note Details Ticker BXUC IIV Ticker BXUC.IV Closing Note Value BXUCRD .NV Participation BXUCPT.NV Financing Level BXUCFL.NV Index Exposure BXUCIX.NV Primary Exchange NYSE Arca CUSIP 06740H666 Financing Rate T-Bills2 +0.75% Inception Date November 17, 2009 Maturity Date November 20, 2014 Issue Price $100 Index S&P 500® Total Return IndexSM Stop Loss $103 Issuer Details Barclays Bank PLC long-term, unsecured obligations* S&P Rating AA- Moody’s Rating Aa3 *The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes. BXUC Performance Update Overview Barclays ETN+ Long C Leveraged Exchange Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time are linked to the S&P 500® Total Return IndexSM (the “Index”). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. Unless a stop loss3 termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the performance of the Index, less the accrued financing charges applied by Barclays Bank PLC. S&P 500® Total Return IndexSM The S&P 500® IndexSM is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return IndexSM is a total return Index that reflects both changes in the prices of stocks in the S&P 500® IndexSM as well as the reinvestment of the dividend income4 from its underlying stocks. Key Features as of November 30, 2010 – BXUC Latest Participation6 = 1.87 Index at launch = 1,825.18 BXUB S&P 500 TOTAL RETURN 17-nOV 1-dEC 15-dEC 29-dEC 12-JAN 26-JAN 9-FEB 23-FEB 9-mAR 23-mAR 6-aPR 20-aPR 4-mAY 18-mAY 1-JUN 15-JUN 29-JUN 13-JUL 27-JUL 10-aUG 24-aUG 7-sEP 21-sEP 5-oCT 19-oCT 2-nOV 16-nOV 30-nOV 60 $ 70 $ 80 $ 90 $ 100 $ 110 $ 120 $ 130 $ 140 Sources: Bloomberg 11/17/2009–11/30/2010 (based on daily Index levels) Past performance is not indicative of future results S&P 500® Total Return IndexSM and BXUC Historical Performance November 17, 2009–November 30, 2010 $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 REDEMPTION VALUE $116.25 FINANCING LEVEL $100.91 INDEX EXPOSURE $217.17 See Prospectus for definition of terms 1 A n investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement. 2 Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. “T-bills” refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City. 3 There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com. 4 Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends. 5 Source: Bloomberg, as of November 30, 2010. 6 The “participation” of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

BARCLAYS ETN+ SHORT NOTES LINKED TO THE S&P 500® TOT AL RETURN INDEX Note Details Ticker BXDB IIV Ticker BXDB.IV Closing Note Value BXDBRD.NV Participation BXDBPT.NV T-Bill Amount BXDBTB.NV Index Exposure BXDBIX.NV Primary Exchange NYSE Arca CUSIP 06740H658 Interest Rate T-Bills2 -0.40% Inception Date November 17, 2009 Maturity Date November 20, 2014 Issue Price $100 Index S&P 500® Total Return IndexSM Stop Loss $103 Issuer Details Barclays Bank PLC long-term, unsecured obligations* S&P Rating AA- Moody’s Rating Aa3 *The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes. BXDB Performance Update Overview Barclays ETN+ Short B Leveraged Exchange Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time are linked to the inverse performance of the S&P 500® Total Return IndexSM (the “Index”). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. Unless a stop loss3 termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the inverse performance of the Index, less the accrued fees and plus accrued interest applied by Barclays Bank PLC. S&P 500® Total Return IndexSM The S&P 500® IndexSM is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return IndexSM is a total return Index that reflects both changes in the prices of stocks in the S&P 500® IndexSM as well as the reinvestment of the dividend income4 from its underlying stocks. Key Features as of November 30, 2010 – BXDB Latest Participation6 = 1.20 Index at launch = 1,825.18 BXUB S&P 500 TOTAL RETURN 17-nOV 1-dEC 15-dEC 29-dEC 12-JAN 26-JAN 9-FEB 23-FEB 9-mAR 23-mAR 6-aPR 20-aPR 4-mAY 18-mAY 1-JUN 15-JUN 29-JUN 13-JUL 27-JUL 10-aUG 24-aUG 7-sEP 21-sEP 5-oCT 19-oCT 2-nOV 16-nOV 30-nOV 60 $ 70 $ 80 $ 90 $ 100 $ 110 $ 120 $ 130 $ 140 Sources: Bloomberg 11/17/2009–11/30/2010 (based on daily Index levels) Past performance is not indicative of future results S&P 500® Total Return IndexSM and BXDB Historical Performance November 17, 2009–November 30, 2010 $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 REDEMPTION VALUE $90.85 INDEX EXPOSURE $108.58 t-BILLS AMOUNT $199.43 See Prospectus for definition of terms 1 An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement. 2 Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. “T-bills” refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City. 3 There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com. 4 Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends. 5 Source: Bloomberg, as of November 30, 2010. 6 The “participation” of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

BARCLAYS ETN+ SHORT NOTES LINKED TO THE S&P 500® TOTAL RETURN INDEX Note Details Ticker BXDC IIV Ticker BXDC. IV Closing Note Value BXDC RD. NV Participation BXDCPT. NV T-Bill Amount BXDCTB. NV Index Exposure BXDCIX.NV Primary Exchange NYSE Arca CUSIP 06740H641 Interest Rate T-Bills2 -0.40% Inception Date November 17, 2009 Maturity Date November 20, 2014 Issue Price $66.67 Index S&P 500® Total Return IndexSM Stop Loss $103 Issuer Details Barclays Bank PLC long-term, unsecured obligations* S&P Rating AA- Moody’s Rating Aa3 *The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes. BXDC Performance Update Overview Barclays ETN+ Short C Leveraged Exchange Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time are linked to the inverse performance of the S&P 500® Total Return IndexSM (the “Index”). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption 1. Unless a stop loss3 termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the inverse performance of the Index, less the accrued fees and plus accrued interest applied by Barclays Bank PLC. S&P 500® Total Return IndexSM The S&P 500® IndexSM is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return IndexSM is a total return Index that reflects both changes in the prices of stocks in the S&P 500® IndexSM as well as the reinvestment of the dividend income 4 from its underlying stocks. Key Features as of November 30, 2010 – BXDC Latest Participation 6 = 2.65 Index at launch = 1,825.18 BXDD s&P 500 TOTAL RETURN 17-nOV 1-dEC 15-dEC 29-dEC 12-JAN 26-JAN 9-FEB 23-FEB 9-mAR 23-mAR 6-aPR 20-aPR 4-mAY 18-mAY 1-JUN 15-JUN 29-JUN 13-JUL 27-JUL 10-aUG 24-aUG 7-sEP 21-sEP 5-oCT 19-oCT 2-nOV 16-nOV 30-nOV 60 $ 70 $ 80 $ 90 $ 100 $ 110 $ 120 $ 130 $ 140 Sources: Bloomberg 11/17/2009–11/30/2010 (based on daily Index levels) Past performance is not indicative of future results S&P 500® Total Return IndexSM and BXDC Historical Performance November 17, 2009–November 30, 2010 $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 REDEMPTION VALUE $54.66 INDEX EXPOSURE $144.78 t-BILL AMOUNT $199.44 See Prospectus for definition of terms 1 An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement. 2 Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. “T-bills” refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City. 3 There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com. 4 Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends. 5 Source: Bloomberg, as of November 30, 2010. 6 The “participation” of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

BARCLAYS ETN+ SHORT NOTES LINKED TO THE S&P 500® TOTAL RETURN INDEX Note Details Ticker BXD IIV Ticker BXD. IV Closing Note Value BXDRD. NV Participation BXDPT. NV T-Bill Amount BXDTB. NV Index Exposure BXDIX. NV Primary Exchange NYSE Arca CUSIP 06740H633 Interest Rate T-Bills2 -0.40% Inception Date November 17, 2009 Maturity Date November 20, 2014 Issue Price $50 Index S&P 500® Total Return IndexSM Stop Loss $103 Issuer Details Barclays Bank PLC long-term, unsecured obligations* S&P Rating AA- Moody’s Rating Aa3 *The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes. BXDD Performance Update Overview Barclays ETN+ Short D Leveraged Exchange Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time are linked to the inverse performance of the S&P 500® Total Return IndexSM (the “Index”). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption 1. Unless a stop loss 3 termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the inverse performance of the Index, less the accrued fees and plus accrued interest applied by Barclays Bank PLC. S&P 500® Total Return IndexSM The S&P 500® IndexSM is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return IndexSM is a total return Index that reflects both changes in the prices of stocks in the S&P 500® IndexSM as well as the reinvestment of the dividend income 4 from its underlying stocks. Key Features as of November 30, 2010 – BXDD Latest Participation 6 = 4.45 Index at launch = 1,825.18 BXDD S&P 500 TOTAL RETURN 17-nOV 1-dEC 15-dEC 29-dEC 12-JAN 26-JAN 9-FEB 23-FEB 9-mAR 23-mAR 6-aPR 20-aPR 4-mAY 18-mAY 1-JUN 15-JUN 29-JUN 13-JUL 27-JUL 10-aUG 24-aUG 7-sEP 21-sEP 5-oCT 19-oCT 2-nOV 16-nOV 30-nOV 60 $70 $80 $90 $100 $110 $120 $130 $140 Sources: Bloomberg 11/17/2009–11/30/2010 (based on daily Index levels) Past performance is not indicative of future results S&P 500® Total Return IndexSM and BXDD Historical Performance November 17, 2009–November 30, 2010 $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 REDEMPTION VALUE $36.56 INDEX EXPOSURE $162.87 t-BILL AMOUNT $199.43 See Prospectus for definition of terms 1 An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement. 2 Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. “T-bills” refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City. 3 There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com. 4 Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends. 5 Source: Bloomberg, as of November 30, 2010. 6 The “participation” of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

IMPORTANT INFORMATION: An investment in Barclays ETN+ notes involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus supplement and pricing supplement. Factors that may affect notes linked to ETN+ Notes Unpredictable factors may affect notes linked to ETN+ notes (the “Securities”), including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the Securities or its reference asset. The Securities are not secured and are riskier than ordinary debt securities The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. Risks of investing in the Securities may include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in the reference asset. The investor fee will reduce the amount of your return at maturity or on redemption. An investment in the Securities may not be suitable for all investors. The principal invested may be fully exposed to any change in the reference index if the Securities are not 100% principal protected. The investor should be willing to hold the Securities until maturity. If the investor sells the Security before maturity, the investor may have to do so at a substantial discount from the issue price, and as a result, the investor may suffer substantial losses. The price, if any, at which the investor will be able to sell the Security prior to maturity may be substantially less than the amount originally invested in the Securities, depending upon the level, value or price of the reference asset at the time of the sale. Markets may become disrupted Local market disruptions can have a global effect. Market disruption can adversely affect the performance of a reference asset linked to the Securities. Secondary market Although the Securities will be listed on a national securities exchange there may not be a secondary market for the Securities. If a secondary market exists, prices in that market may be lower than the issue price or purchase price of the Securities. Credit risk A decline in Barclays’ creditworthiness will reduce the market value of the Securities. If Barclays becomes insolvent it will not be able to meet its payment obligations under the Securities. Credit ratings A rating is not a recommendation as to Barclays’ creditworthiness or the risks, returns or suitability of the Securities. Credit ratings may be lowered or withdrawn without notice. Volatility The level of change in value of the Securities is its “volatility”. The Securities’ volatility may be affected by performance of the applicable reference index, along with financial, political and economic events and other market conditions. Complexity The products described are complex, and their return may differ from those of the applicable reference index. Conflicts of interest Barclays general trading and hedging activity may adversely affect the Securities. Barclays and its associates may have positions or deal in financial instruments identical or similar to those described herein. Barclays and its associates may also act in various capacities or functions in relation to the Securities described in this presentation. Hedging Barclays may at any time establish, maintain, adjust or unwind hedge positions in respect of its obligations under the Securities, but it is not obliged to do so. Hedging activity may adversely affect the value of reference assets underlying the Securities and the performance of the Securities. Barclays Bank PLC has filed a registration statement (including a prospectus and a prospectus supplement) with the US Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement, pricing supplement and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1 888 227 2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue —Attn: US InvSol Support, New York, NY 10019. “Standard & Poor’s®”, “S&P®”, “S&P 500®”,”500” and “Standard & Poor’s 500TM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities. © 2010, Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE P0262 CSNY338018W